Exhibit 10.11

STOCK ESCROW AGREEMENT

STOCK ESCROW AGREEMENT, dated as of November 5, 2021 (“Agreement”), by and among Motion Acquisition Corp. (to be renamed DocGo Inc.), a Delaware corporation (“Parent”), Motion Acquisition LLC, a Delaware limited liability company (“Sponsor”), and Continental Stock Transfer & Trust Company, a New York limited purpose trust company (“Escrow Agent”).

WHEREAS, prior to Parent’s initial public offering, Sponsor purchased 2,875,000 shares of Parent’s Class B common stock, par value $0.001 per share (“Parent Class B Common Stock”);

WHEREAS, Parent entered into that certain Merger Agreement (the “Merger Agreement”), dated as of March 8, 2021, by and among Parent, Motion Merger Sub Corp., a Delaware corporation and wholly-owned subsidiary of Parent (“Merger Sub”), and Ambulnz, Inc., a Delaware corporation (the “Company”) pursuant to which, on or about the date hereof, Merger Sub will merge (the “Merger”) with and into the Company, with the Company surviving the Merger as a wholly-owned subsidiary of Parent (the “Surviving Corporation”);

WHEREAS, on August 24, 2021, the Sponsor elected to convert all 2,875,000 shares of Parent Class B Common Stock owned by the Sponsor into an aggregate of 2,875,000 shares of Class A Common Stock, par value $0.0001, of Parent (the “Parent Common Stock”) on a one-to-one basis;

WHEREAS, pursuant to Section 1.9 of the Merger Agreement, and as a material inducement to the Company to enter into the Merger Agreement, Sponsor is required to place up to 575,000 shares of Parent Common Stock, less any adjustments pursuant to the A&R Sponsor Agreement (the “Sponsor Earnout Shares”) into escrow upon the terms and conditions hereof;

WHEREAS, pursuant to that certain Amended and Restated Sponsor Agreement, dated November 4, 2021, by and among Motion, Sponsor and the Company (the “A&R Sponsor Agreement”), Sponsor agreed to, among other things, place up to an additional 675,000 shares of Parent Common Stock (such shares, the “Additional Earnout Shares”) into escrow upon the terms and conditions hereof and thereof; and

WHEREAS, Parent and Sponsor desire that the Escrow Agent accept the Sponsor Earnout Shares and Additional Earnout Shares in escrow, to be held and disbursed as hereinafter provided.

IT IS AGREED:

1. Appointment of Escrow Agent. Parent and Sponsor hereby appoint the Escrow Agent to act in accordance with and subject to the terms of this Agreement and the Escrow Agent hereby accepts such appointment and agrees to act in accordance with and subject to such terms.

2. Deposit of Shares. Immediately prior to the effective time of the Merger, the Sponsor Earnout Shares and Additional Earnout Shares shall be deposited in escrow, to be held and disbursed subject to the terms and conditions of this Agreement.

3. Disbursement of the Sponsor Earnout Shares and Additional Earnout shares.

3.1 Unless released pursuant to Section 3.2, the Sponsor Earnout Shares and Additional Earnout Shares shall be held in escrow: (a) with respect to 287,500 of the Sponsor Earnout Shares, less any adjustments pursuant to the A&R Sponsor Agreement (the “First Sponsor Earnout Shares”), from the date hereof until the third anniversary of the Closing Date (such period, the “First Earnout Period”), (b) with respect to the remaining 287,500 of the Sponsor Earnout Shares, less any adjustments pursuant to the A&R Sponsor Agreement (the “Second Sponsor Earnout Shares”), from the date hereof until the fifth anniversary of the Closing Date (such period, the “Second Earnout Period”), and (c) with respect to the Additional Earnout Shares, from the date hereof until such period as specified in Section 3.2(c) (such periods, the “Additional Earnout Periods” and, together with the First Earnout Period and Second Earnout Period, the “Escrow Period”). In the event that any First Sponsor Earnout Shares are still held in escrow at the end of the First Earnout Period, or any Second Sponsor Earnout Shares are still held in escrow at the end of the Second Earnout Period, or any Additional Earnout Shares are still held in escrow at the end of the applicable Additional Earnout Period, those Sponsor Earnout Shares or Additional Earnout Shares, as applicable, will automatically and without further action by Sponsor be forfeited and delivered by the Escrow Agent to Parent for cancellation by Parent.

3.2 The Escrow Agent shall release the Sponsor Earnout Shares and Additional Earnout Shares from escrow as follows:

(a) the First Sponsor Earnout Shares shall be released from escrow if the closing price of the Parent Common Stock equals or exceeds $12.50 per share (as adjusted for share splits, share dividends, reorganizations, and recapitalizations) on any twenty (20) trading days in a thirty (30)-trading-day period during the First Earnout Period;

(b) the Second Sponsor Earnout Shares shall be released from escrow if the closing price of the Parent Common Stock equals or exceeds $15.00 per share (as adjusted for share splits, share dividends, reorganizations, and recapitalizations) on any twenty (20) trading days in a thirty (30)-trading-day period during the Second Earnout Period.

(c) Additional Earnout Shares shall be released from escrow upon satisfaction of any of the following conditions (each, an “Additional Earnout Condition”):

(i) twenty-five percent (25%) of the Additional Earnout Shares shall be released from escrow if the closing price of the Parent Common Stock equals or exceeds $12.50 per share (as adjusted for share splits, share dividends, reorganizations, and recapitalizations) on any twenty (20) trading days in a thirty (30)-trading-day period at any time after the Closing Date and by the first anniversary of the Closing Date.

(ii) an additional twenty-five percent (25%) of the Additional Earnout Shares shall be released from escrow if the closing price of the Parent Common Stock equals or exceeds $15.00 per share (as adjusted for share splits, share dividends, reorganizations, and recapitalizations) on any twenty (20) trading days in a thirty (30)-trading-day period at any time after the Closing Date and by the third anniversary of the Closing Date.

(iii) an additional twenty-five percent (25%) of the Additional Earnout Shares shall be released from escrow if the closing price of the Parent Common Stock equals or exceeds $18.00 per share (as adjusted for share splits, share dividends, reorganizations, and recapitalizations) on any twenty (20) trading days in a thirty (30)-trading-day period at any time after the Closing Date and by the third anniversary of the Closing Date.

(iv) the remaining twenty-five percent (25%) of the Additional Earnout Shares shall be released from escrow if the closing price of the Parent Common Stock equals or exceeds $21.00 per share (as adjusted for share splits, share dividends, reorganizations, and recapitalizations) on any twenty (20) trading days in a thirty (30)-trading-day period at any time after the Closing Date and by the fifth anniversary of the Closing Date.

(v) For the avoidance of doubt, each Additional Earnout Condition will be evaluated on a stand-alone basis, without reference to any other Additional Earnout Condition.

3.3 Upon the achievement of any of the conditions set forth in Section 3.2 above, Parent shall promptly provide notice to the Escrow Agent, in form reasonably acceptable to the Escrow Agent, and the Escrow Agent shall promptly disburse the applicable Sponsor Earnout Shares and/or Additional Earnout Shares to the Sponsor.

3.4. The Escrow Agent shall have no further duties hereunder after the disbursement of the Sponsor Earnout Shares in accordance with this Section 3.

4. Rights of Sponsor in Sponsor Earnout Shares and Additional Earnout Shares.

4.1 Voting Rights as a Stockholder. Sponsor shall retain all of its rights as a stockholder of Parent with respect to the Sponsor Earnout Shares and Additional Earnout Shares as long as any such Sponsor Earnout Shares or Additional Earnout Shares are held in escrow pursuant to this Agreement, including, without limitation, the right to vote such Sponsor Earnout Shares and Additional Earnout Shares.

4.2 Dividends and Other Distributions in Respect of the Sponsor Earnout Shares and Additional Earnout Shares. For as long as any Sponsor Earnout Shares or Additional Earnout Shares are held in escrow pursuant to this Agreement, all dividends payable in cash with respect to the Sponsor Earnout Shares and Additional Earnout Shares shall be paid to Sponsor, but all dividends payable in stock or other non-cash property (“Non-Cash Dividends”) shall be delivered to the Escrow Agent to hold in accordance with the terms hereof. As used herein, the term “Sponsor Earnout Shares” shall be deemed to include the Non-Cash Dividends distributed thereon, if any.

4.3 Restrictions on Transfer. During the Escrow Period, the only permitted transfers of the Sponsor Earnout Shares and Additional Earnout Shares will be to: (i) Parent or an Affiliate of Parent, (ii) Sponsor’s members upon Sponsor’s liquidation or (iii) an entity, if such entity’s equity securities are 100% owned by Sponsor or its members; provided, however, that except with Parent’s prior written consent, such permitted transfers may be implemented only upon the respective transferee’s written agreement to be bound by the terms and conditions of this Agreement; provided that, for the avoidance of doubt and notwithstanding any such permitted transfer, such Sponsor Earnout Shares and Additional Earnout Shares shall be held in escrow during the Escrow Period until released or forfeited in accordance with Section 3 hereof.

5. Concerning the Escrow Agent.

5.1 Good Faith Reliance. The Escrow Agent shall not be liable for any action taken or omitted by it in good faith and in the exercise of its own best judgment, and may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Escrow Agent), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which is believed by the Escrow Agent in good faith to be genuine and to be signed or presented by the proper person or persons. The Escrow Agent shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this Agreement unless evidenced by a writing delivered to the Escrow Agent signed by the proper party or parties and, if the duties or rights of the Escrow Agent are affected, unless it shall have given its prior written consent thereto.

5.2 Indemnification. Subject to Section 5.7 below, the Escrow Agent shall be indemnified and held harmless by Parent from and against any expenses, including reasonable counsel fees and disbursements, or loss suffered by the Escrow Agent in connection with any action, suit or other proceeding involving any claim which in any way, directly or indirectly, arises out of or relates to this Agreement, the services of the Escrow Agent hereunder, or the Sponsor Earnout Shares and Additional Earnout Shares held by it hereunder, other than expenses or losses arising from the gross negligence, fraud or willful misconduct of the Escrow Agent. Promptly after the receipt by the Escrow Agent of notice of any demand or claim or the commencement of any action, suit or proceeding, the Escrow Agent shall notify the other parties hereto in writing. In the event of the receipt of such notice, the Escrow Agent, in its sole discretion, may commence an action in the nature of interpleader in an appropriate court to determine ownership or disposition of the Sponsor Earnout Shares and Additional Earnout Shares or it may deposit the Sponsor Earnout Shares and Additional Earnout Shares with the clerk of any appropriate court or it may retain the Sponsor Earnout Shares and Additional Earnout Shares pending receipt of a final, non-appealable order of a court having jurisdiction over all of the parties hereto directing to whom and under what circumstances the Sponsor Earnout Shares and Additional Earnout Shares are to be disbursed and delivered. The provisions of this Section 5.2 shall survive in the event the Escrow Agent resigns or is discharged pursuant to Sections 5.5 or 5.6 below.

5.3 Compensation. The Escrow Agent shall be entitled to reasonable compensation from Parent for all services rendered by it hereunder. The Escrow Agent shall also be entitled to reimbursement from Parent for all reasonable and documented expenses paid or incurred by it in the administration of its duties hereunder including, but not limited to, all counsel, advisors’ and agents’ fees and disbursements and all taxes or other governmental charges.

5.4 Further Assurances. From time to time on and after the date hereof, Parent and Sponsor shall deliver or cause to be delivered to the Escrow Agent such further documents and instruments and shall do or cause to be done such further acts as the Escrow Agent shall reasonably request to carry out more effectively the provisions and purposes of this Agreement, to evidence compliance herewith or to assure itself that it is protected in acting hereunder.

5.5 Resignation. The Escrow Agent may resign at any time and be discharged from its duties as escrow agent hereunder by its giving the other parties hereto written notice and such resignation shall become effective as hereinafter provided. Such resignation shall become effective at such time that the Escrow Agent shall turn the Sponsor Earnout Shares and Additional Earnout Shares over to a successor escrow agent appointed by Parent and approved by each of Sponsor and the Company, which approval will not be unreasonably withheld, conditioned or delayed. If no new escrow agent is so appointed within the 60-day period following the giving of such notice of resignation, the Escrow Agent may deposit the Sponsor Earnout Shares and Additional Earnout Shares with any court it reasonably deems appropriate in the State of New York.

5.6 Discharge of Escrow Agent. The Escrow Agent shall resign and be discharged from its duties as escrow agent hereunder if so requested in writing at any time by all of the other parties hereto; provided, however, that such resignation shall become effective only upon the appointment of a successor escrow agent selected by Parent and approved by each of Sponsor and the Company, which approval will not be unreasonably withheld, conditioned or delayed.

5.7 Liability. Notwithstanding anything herein to the contrary, the Escrow Agent shall not be relieved from liability hereunder for its own gross negligence, fraud or willful misconduct.

6. Miscellaneous.

6.1 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The parties hereto consent to the jurisdiction and venue of any state or federal court located in the City of New York, Borough of Manhattan, for purposes of resolving any disputes hereunder. As to any claim, cross-claim, or counterclaim in any way relating to this Agreement, each party waives the right to trial by jury.

6.2 Entire Agreement. This Agreement contains the entire agreement of the parties hereto with respect to the subject matter hereof and, except as expressly provided herein, may only be changed, amended, or modified by a writing signed by each of the parties hereto.

6.3 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation thereof.

6.4 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the respective parties hereto and their legal representatives, successors and assigns.

6.5 Third Party Beneficiaries. Each of the parties to this Agreement acknowledges that the Company is an intended third party beneficiary of this Agreement.

6.6 Notices. Any notice, consent or request to be given in connection with any of the terms or provisions of this Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery, by email or by facsimile transmission:

If to Parent, to:

DocGo, Inc.

35 West 35th Street, 6th Floor
New York, NY 10001
Attention: Stan Vashovsky
Email: stan@ambulnz.com

If to Sponsor, to:

Motion Acquisition Sponsor, LLC

c/o Graubard Miller

The Chrysler Building

405 Lexington Ave, 11th Floor

New York, NY 10174

Attention: Michael Burdiek
Email: mburdiek@motionacquisition.com

and if to the Escrow Agent, to:

Continental Stock Transfer & Trust Parent

1 State Street, 30th Floor

New York, New York 10004

Attn: Client Administration Dept.

Email: accountadmin@continentalstock.com

A copy of any notice sent hereunder shall be sent to:

Gibson Dunn & Crutcher LLP
200 Park Avenue
New York, NY 10166

Attention:	George Stamas
William Sorabella
Evan M. D’Amico
Email:	gstamas@gibsondunn.com
wsorabella@gibsondunn.com
edamico@gibsondunn.com

and:

Graubard Miller

The Chrysler Building

405 Lexington Avenue

New York, New York 10174

Attn: David Alan Miller, Esq. / Jeffrey M. Gallant, Esq.

Email: dmiller@graubard.com / jgallant@graubard.com

The parties may change the persons and addresses to which the notices or other communications are to be sent by giving written notice to any such change in the manner provided herein for giving notice.

6.7 Counterparts. This Agreement may be executed in several counterparts, each one of which shall constitute an original and may be delivered by facsimile transmission and together shall constitute one instrument.

[Signature Page Follows]

WITNESS the execution of this Agreement as of the date first above written.

MOTION ACQUISITION CORP.

By:	/s/ Michael Burdiek
Name:	Michael Burdiek
Title:	CEO

CONTINENTAL STOCK TRANSFER & TRUST COMPANY

By:	/s/ Erika Young
Name:	Erika Young
Title:	Vice President

MOTION ACQUISITION, LLC

By:	/s/ Rick Vitelle
Name:	Rick Vitelle
Title:	Managing Member

[Signature Page to Stock Escrow Agreement]